Exhibit 10.1

[Letterhead] Callaway® Golf

March 27, 2008 /s/DWJ

Mr. Donald W. Jewell

President and Chief Executive Officer

Sport-Haley, Inc.

4600 East 48th Avenue

Denver, Colorado 80216

Re:                               License Agreement Between Callaway Golf Company (as assignee from the Top-Flite Golf Company, which was assignee from Spalding Sports Worldwide, Inc.) and Sport Haley, Inc. Dated as of May 3, 2001, as Amended by Letter Agreement Dated as of June 6, 2002 and Amendment No. 2 to License Agreement Dated as of June 6, 2003 (collectively, the “License Agreement”)

Dear Don:

This letter will set forth Callaway Golf’s and Sport Haley’s understanding with respect to the manufacture and sale of apparel bearing the TOP-FLITE® brand under the above-referenced License Agreement.

Amendment No. 2 to License Agreement dated as of June 6, 2003 (“Amendment No. 2”) provided Sport Haley with the right to manufacture and sell apparel bearing the TOP-FLITE® brand.  However, Callaway Golf and Sport Haley now desire to remove the TOP-FLITE®  brand from the License Agreement.  Accordingly, Callaway Golf and Sport Haley agree that, effective January 1, 2008, Amendment No. 2 is terminated.  Any unpaid minimum annual royalties due Callaway Golf from Sport Haley as of December 31, 2007 under Amendment No. 2 with respect to sales of apparel bearing the TOP-FLITE® brand are extinguished and forgiven.  However, Sport Haley will (a) continue to have the rights and obligations with respect to the manufacture and sale of apparel bearing the TOP-FLITE® brand that are intended to survive termination such as, by way of example only, sell-off rights as provided by Section 13.3 of the License Agreement, post-termination indemnification obligations, and the like; and (b) continue to pay Callaway Golf earned royalties with respect to all sell-off sales at the rates formerly in effect under Amendment No. 2.

[Letterhead] Callaway® Golf

Mr. Donald W. Jewell

January 11, 2008

If this accurately represents our understanding, please sign this letter in the space provided below and return it to me.

Sincerely,

/s/ Matt Christiansen
Matt Christiansen
Vice President, Global Licensing
and Accessories

Agreed:

By:	/s/ Donald W. Jewell
Donald W. Jewell
President and Chief Executive Officer